Exhibit 99.1

GREATER HUDSON BANK

REVOCABLE PROXY FOR
SPECIAL MEETING OF SHAREHOLDERS

Greater Hudson Bank

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	X

Special Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR the following.
		For	Against	Abstain			For	Against	Abstain
1.	Approval of the Agreement and Plan of Merger, dated as of July 11, 2018, by and among ConnectOne Bancorp, Inc., ConnectOne Bank and Greater Hudson Bank, pursuant to which Greater Hudson Bank will merge with and into ConnectOne Bank; and	☐	☐	☐	2.	Approval of one or more adjournments of the special meeting, if necessary, to permit further solicitation of proxies if there are insufficient votes at the time of the special meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐
C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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0 2 D V
02WQSB

[●] 2018, [●]PM Local Time
Greater Hudson Bank
715 Route 304
Bardonia, N.Y. 10954

This proxy will be voted as directed, but if no direction is specified, this proxy will be voted “for” the proposal. If any other business is presented at the meeting, this proxy shall be voted according to the discretion and recommendations of the named proxies. At the present time the board of directors knows of no other business to be presented at the meeting.

The board of directors unanimously recommends that you vote “for” the listed proposals. This proxy is solicited on behalf of such board and may be revoked prior to its exercise.

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Greater Hudson Bank

Notice of 2018 Special Meeting of Shareholders

Address Proxy Solicited by Board of Directors for Special Meeting – [●], 2018

KNOW ALL PERSONS BY THESE PRESENTS that I, the undersigned Shareholder of Greater Hudson Bank (the “Bank”), do hereby appoint ______________________________, or any one or more of them as shall be present at the meeting, with full power of substitution, my true and lawful attorney(s) for me in my name, place and stead to vote and act on all shares of common stock of the Bank which the undersigned would be entitled to vote, at the Special Meeting of Shareholders to be held on [●], 2018 at [●] pm, at the [●], at any adjournment thereof upon the matters described in the accompanying Proxy Statement and upon other business that may properly come before the meeting or any adjournment thereof. Said Proxies are directed to vote or refrain from voting as marked hereon upon the matters listed herein, and otherwise in their discretion.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)